CONSENT OF DIRECTORS
                   IN LIEU OF SPECIAL MEETING
                                OF
                  Exclusive Advertisement, Ltd.

     Pursuant to regulations and laws of Canada the undersigned, being all of the directors of Exclusive Advertising, Ltd. ("Exclusive") a Canadian corporation, acting without a meeting, DO HEREBY UNANIMOUSLY ADOPT the following resolutions and DO HEREBY UNANIMOUSLY CONSENT to the taking of the action therein set forth.

     RESOLVED, that the Board of Directors of the Exclusive deems it advisable and in the best interest of the Company and its shareholders that the Company becomes the wholly owned subsidiary of Light Management Group, Inc., ("Light"), a Nevada corporation, by way of an exchange of shares of the company for shares of Light (the "Exchange");

     FURTHER RESOLVED, that, the Exchange be effected pursuant to an Agreement and Plan of Share Exchange attached hereto as Exhibit A and incorporated herein by this reference, and that the Exchange has been approved by the requisite majority of shareholders of Exclusive;

     FURTHER RESOLVED, that, the President of the Company is hereby authorized and directed, on behalf of the Company to execute such Agreement and Plan of Share Exchange; and

     FURTHER RESOLVED, that any officer or officers of the Company are hereby authorized and directed to procure any government authorization, licenses and/or permits, execute and file any documents and take any actions that such officer(s) may deem to be necessary or desirable to accomplish the purposes of the foregoing resolution. The procurement of any such authorization(s), license(s), and/or permit(s), the execution or filing of any document(s) or the taking of any such action(s) by such officer(s) shall constitute conclusive evidence that the officer(s) deemed such document(s) or action (s) to be necessary or desirable to accomplish the purpose of these resolutions.

     The execution of this consent shall constitute a written waiver of any notice required by the Laws of Canada or the Company's By-laws. The actions set forth herein shall be effective when the laws director signs this consent.

/s/ Gary Pare                 Date: May 31, 1999
_______________________
    Chairman

_______________________       Dated: _________
    Director

_______________________       Dated: _________
    Director